Exhibit 10.5

EXECUTION VERSION

October 21, 2022

OWL ROCK CLO VIII, LLC,

as Borrower

STATE STREET BANK AND TRUST COMPANY,

as Collateral Trustee and Loan Agent

and

EACH OF THE CLASS A-L LENDERS PARTY HERETO

CLASS A-L LOAN AGREEMENT

TABLE OF CONTENTS

(continued)

SCHEDULE I	CLASS A-L LENDER INFORMATION

EXHIBIT A	FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT B	FORM OF CLASS A-L LOAN NOTE

-ii-

CLASS A-L LOAN AGREEMENT, dated as of October 21, 2022 (the “Closing Date”), (as amended, restated, supplemented or modified from time to time, this “Agreement”), among:

(1) Owl Rock CLO VIII, LLC, a Delaware limited liability company (the “Borrower”);

(2) each of the Class A-L Lenders party hereto; and

(3) State Street Bank and Trust Company, a Massachusetts trust company, as agent for the Class A-L Lenders (in such capacity, together with its successors in such capacity, the “Loan Agent”); and

(4) State Street Bank and Trust Company, as Collateral Trustee (as defined herein).

WHEREAS, the Borrower and State Street Bank and Trust Company, as collateral trustee (in such capacity, together with its permitted successors in such capacity, the “Collateral Trustee”), are party to an Indenture and Security Agreement, dated as of October 21, 2022 (as may be amended, restated, modified or supplemented from time to time, the “Indenture”), pursuant to which the Borrower has authorized and issued the Securities (as defined in the Indenture);

WHEREAS, the Borrower wishes to borrow from the Class A-L Lenders, and the Class A-L Lenders wish to lend to the Borrower, term loans under and in accordance with the terms set forth in this Agreement (the “Class A-L Loans”), which loans shall constitute the Class A-L Loans outstanding hereunder and be evidenced by this Agreement and subject to the terms and conditions set forth in this Agreement and which loans will rank pari passu with the Class A-F and the Class A-T Notes issued under (and as defined in) the Indenture;

WHEREAS, the Borrower, under and in accordance with the terms of the Indenture, granted on the Closing Date to the Collateral Trustee, for the benefit and security of the Class A-L Lenders and the other Secured Parties (as defined in the Indenture) specified therein, as their respective interests may appear, all of its right, title and interest in, to all of the Collateral Obligations (as defined in the Indenture) and other Assets; and

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Indenture. In the event of any inconsistency between the definition of any term as set forth herein and the definition for such term as set forth in the Indenture, the definition for such term as set forth in the Indenture shall control. As used in this Agreement, the following terms shall have the meanings specified below:

“Additional Class A-L Lender” has the meaning specified in Section 2.06(a).

“Additional Class A-L Loan” has the meaning specified in Section 2.06(a).

“Additional Incurrence Date” means the date of issuance of any Additional Class A-L Loans pursuant to Section 2.06.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Class A-L Lender and an assignee of such Class A-L Lender substantially in the form of Exhibit A.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the principal Corporate Trust Office of the Collateral Trustee or the Loan Agent is located or, for any final payment of principal, in the relevant place of presentation.

“Class A-L Lenders” means each Person who is a lender hereunder (including any Additional Class A-L Lender) or who becomes a lender hereunder by virtue of assignment via an Assignment and Acceptance.

“Class A-L Loan” has the meaning specified in the Recitals. For the avoidance of doubt, references to “Class A-L Loans” include any Additional Class A-L Loans.

“Class A-L Loan Event of Default” has the meaning specified in Section 6.01.

“Class A-L Loan Note” means a note signed by the Borrower substantially in the form of Exhibit B.

“Collateral Manager” means Owl Rock Capital Advisors LLC, a Delaware limited liability company, until a successor Person shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter “Collateral Manager” shall mean such successor Person.

“Conforming Amendment” means (a) an amendment to this Agreement to make corresponding changes to this Agreement to reflect any changes to the Indenture effected pursuant to Article VIII of the Indenture and (b) amendments to remove conflicts or inconsistencies with the Indenture as determined by the Collateral Manager.

“Conversion Date” has the meaning specified in Section 2.07(a).

“Default” means any condition or event that constitutes a Class A-L Loan Event of Default or that, with the giving of notice or lapse of time or both, would, unless cured or waived, become a Class A-L Loan Event of Default.

“Eligible Account Bank” means a financial institution (x) having combined capital and surplus of at least U.S.$200,000,000 and (y)(a) that is a federal or state-chartered depository institution has a rating of at least “A” and “A-1” by S&P (or at least “A+” by S&P if such institution has no short-term rating) and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) or (b) in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b) that has a rating of at least “A” and “A-1” by S&P (or at least “A+” by S&P if such institution has no short-term rating).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Loan Agent” has the meaning specified in the Recitals.

“Loan Register” and “Loan Registrar” have the respective meanings specified in Section 2.05(a).

“Transaction Parties” means the Borrower, the Collateral Administrator, the Retention Holder, Placement Agent, ORCIC, ORCIC Financing Subsidiary, the Collateral Trustee, the Collateral Manager and the Loan Agent.

Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

Section 1.03. Conflict between Transaction Documents. If there is any conflict between this Agreement and the Indenture or any other Transaction Document, this Agreement, the Indenture and such other Transaction Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Indenture shall prevail and control and in any other case this Agreement shall prevail and control. It is understood and agreed that matters under the Indenture that require the consent of, or any act by, all or any portion of the Class A Debt (as a whole, as opposed to the Class A-L Lenders alone) shall be governed exclusively by the Indenture (including as amended or supplemented from time to time), notwithstanding the fact that such matters are also addressed herein. The parties hereto acknowledge that the Class A-L Loans made under this Agreement are the “Class A-L Loan” referred to in the Indenture.

ARTICLE II

THE CLASS A-L LOANS

Section 2.01. Commitments of the Class A-L Lenders.

(a) Subject to the terms and conditions set forth in Section 4.01 herein, each Class A-L Lender as of the Closing Date agrees to make a Class A-L Loan to the Borrower on the Closing Date in an amount equal to the amount set forth opposite such Class A-L Lender’s name on Schedule I attached hereto. The initial aggregate principal amount of all Class A-L Loans made hereunder shall be U.S.$30,000,000. On the Closing Date, the initial aggregate principal amount of all Class A-L Loans shall be wired to the Class A-L Loan Account in accordance with the wiring instructions set forth on Schedule 1 attached hereto. In addition, on any Additional Incurrence Date, each Class A-L Lender with respect to Additional Class A-L Loans shall fund its Class A-L Loan in the applicable amount. No amount borrowed and consequently repaid or prepaid hereunder can be re-borrowed.

(b) Subject to the terms and conditions set forth in Section 3.01 herein, each Class A-L Lender shall fund its Class A-L Loans by wire transfer of immediately available funds by 10:00 a.m., New York time, on each applicable Additional Incurrence Date in accordance with the wiring instructions and to the account set forth on Schedule I attached hereto.

Section 2.02. Class A-L Loan Notes.

(a) The Borrower shall, if requested by any Class A-L Lender, (i) sign a Class A-L Loan Note in the name of such Class A-L Lender, dated the Closing Date or applicable Additional Incurrence Date and (ii) deliver such Class A-L Loan Note to the Loan Agent on behalf of such Class A-L Lender for delivery by the Loan Agent to such Class A-L Lender.

(b) Notwithstanding anything to the contrary contained above in this Section 2.02 or elsewhere in this Agreement, Class A-L Loan Notes shall be delivered only to Class A-L Lenders that at any time specifically request the delivery of such Class A-L Loan Notes. No failure of any Class A-L Lender to request or obtain a Class A-L Loan Note evidencing its Class A-L Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Class A-L Loans incurred by the Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security therefor provided pursuant to the Indenture. At any time (including, without limitation, to replace any Class A-L Loan Note that has been destroyed or lost) when any Class A-L Lender requests the delivery of a Class A-L Loan Note to evidence any of its Class A-L Loans, the Borrower shall promptly execute and deliver to such Class A-L Lender the requested Class A-L Loan Note in the appropriate amount or amounts to evidence such Class A-L Loans; provided that, in the case of a substitute or replacement Class A-L Loan Note, the Borrower shall have received from such requesting Class A-L Lender (i) an affidavit of loss or destruction and (ii) a customary lost/destroyed Class A-L Loan Note indemnity, in each case, in form and substance reasonably acceptable to the Borrower and such requesting Class A-L Lender, and duly executed by such requesting Class A-L Lender.

(c) As a condition to the repayment in full of any Class A-L Loans, the Loan Agent or the Collateral Trustee may require the related Class A-L Lender to present and surrender its Class A-L Loan Note on or prior to such repayment; provided that if the Borrower shall have received (i) an affidavit of loss or destruction or an undertaking thereafter to surrender such Class A-L Loan Note and (ii) a customary lost/destroyed Class A-L Loan Note indemnity, in each case, in form and substance reasonably acceptable to the Borrower and such requesting Class A-L Lender, and duly executed by such requesting Class A-L Lender, then such final payment shall be made without presentation or surrender.

Section 2.03. Principal; Interest Rate.

(a) Principal of the Class A-L Loans, including mandatory and optional principal prepayments, shall be paid by the Borrower in part or in whole at the times and in the manner set forth in the Indenture, including (x) in connection with the Borrower’s repayment of such Debt pursuant to Section 2.8 of the Indenture, (y) in connection with a repayment, Redemption, Re-Pricing or Refinancing of the Class A-L Loans pursuant to Article IX of the Indenture, or (z) otherwise, in accordance with the Priority of Payments. Unless earlier repaid, the Class A-L Loans shall mature, and the remaining principal amount thereof shall be due and payable in full, on the Stated Maturity.

(b) Interest shall accrue on each Class A-L Loan or portion thereof which remains unpaid at the applicable Interest Rate (which as of the Closing Date, is the Benchmark for such Interest Accrual Period plus the spread specified in Section 2.3 of the Indenture) and shall be due and payable at the times and in the manner set forth in the Indenture.

(c) Each repayment, redemption, and prepayment of a Loan shall be subject to the terms of the Indenture (including the subordination provisions set forth in Article XIII thereof and the Priority of Payments set forth in Section  11.1 thereof).

Section 2.04. Establishment of Class A-L Loan Account; Distributions.

(a) The Loan Agent has established, prior to the Closing Date, a single, segregated non-interest bearing account in the name of State Street Bank and Trust Company, as Collateral Trustee, for the benefit of the Class A-L Lenders, which was designated as the “Class A-L Loan Account” and which shall be governed solely by the terms of this Agreement. Such account shall be held in trust in the name of the Collateral Trustee for the benefit of the Class A-L Lenders and the Collateral Trustee shall have exclusive control over such account, subject to the Loan Agent’s right to give instructions specified herein. Any and all funds at any time on deposit in, or otherwise to the credit of, the Class A-L Loan Account shall be held in trust by the Collateral Trustee for the benefit of the Class A-L Lenders. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Class A-L Loan Account shall be to pay the interest on and the principal of the Class A-L Loans in accordance with the provisions of this Agreement and the Indenture. The Loan Agent agrees to give the Borrower, the Collateral Trustee and the Class A-L Lenders prompt notice if a Trust Officer of it receives notice that the

Class A-L Loan Account or any funds on deposit therein, or otherwise to the credit of the Class A-L Loan Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Class A-L Loan Account shall remain at all times with an Eligible Account Bank.

(b) On each Payment Date on which amounts are deposited into the Class A-L Loan Account for distribution to the Class A-L Lenders pursuant to Section 11.1 of the Indenture, the Loan Agent shall distribute such amounts to the Class A-L Lenders, pro rata, allocated based on amounts due thereto.

Section 2.05. Loan Register.

(a) The Borrower shall cause to be kept a register (the “Loan Register”) at the office of the Loan Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, in which, subject to such reasonable procedures as it may prescribe, the Borrower shall provide for the recording and registering of the following information with respect to each Class A-L Lender:

(i) the name, notice details, wiring instructions and taxpayer identification number of such Class A-L Lender, together with the names of the authorized representatives of such Class A-L Lender and their mailing address, electronic mail address, telephone and facsimile numbers;

(ii) the Aggregate Outstanding Amount of (and stated interest thereon) Class A-L Loans funded or otherwise held by such Class A-L Lender; and

(iii) the Closing Date or applicable Additional Incurrence Date with respect to the Class A-L Loans of such Class A-L Lender.

The Loan Agent is hereby appointed “Loan Registrar” for the purpose of registering and recording the information described in clauses (i), (ii) and (iii) above.

The Loan Agent shall update the information contained in the Loan Register upon (i) the transfer of any Class A-L Loan, (ii) the funding of any Additional Class A-L Loan and (iii) the receipt of written notice from the Borrower or the applicable Class A-L Lender confirming a change in the notice details or the authorized representatives of any Class A-L Lender.

Absent manifest error, the information contained in the Loan Register will be conclusive evidence of the rights and obligations of each Class A-L Lender with respect to the Class A-L Loans held by such Class A-L Lender and each party hereto shall treat each person whose name is recorded in the Loan Register pursuant to the terms hereof as a Class A-L Lender hereunder for all purposes of this Agreement.

On the Closing Date, on the date of each amendment hereto and from time to time upon request from the Notes Registrar under the Indenture, the Loan Registrar shall provide to the Collateral Trustee, the Notes Registrar, the Borrower or the Collateral Manager, a copy of the information contained in the Loan Register and, upon request at any time by a Class A-L Lender, the Loan Registrar shall provide such Class A-L Lender a copy of the information contained in the Loan Register relating to the Class A-L Loans held by such Class A-L Lender.

Section 2.06. Additional Class A-L Loans.

(a) On any Business Day during the Reinvestment Period and upon satisfaction of the conditions to such incurrence set forth in Section 2.4 of the Indenture, the Borrower may incur additional Class A-L Loans hereunder (each an “Additional Class A-L Loan”). The existing Class A-L Lenders shall have the first opportunity to make each Additional Class A-L Loan in such amounts as are necessary to preserve (as closely as reasonably practicable taking into consideration minimum denomination requirements) their pro rata holdings of Class A-L Loans or, if they decline, additional Persons (each an “Additional Class A-L Lender”) may deliver a signature page and become Class A-L Lenders for all purposes hereunder.

(b) Any Additional Class A-L Loans issued pursuant to this Section 2.06 shall constitute Class A-L Loans for all purposes hereunder and under the Indenture and shall be subject to the terms of this Agreement and the Indenture as if such Additional Class A-L Loans had been incurred on the Closing Date, except that (for the avoidance of doubt) interest shall accrue with respect to any Additional Class A-L Loans from the applicable Additional Incurrence Date, the spread or fixed rate of interest on such Additional Class A-L Loans (after giving effect to any original issue discount) of such Secured Debt may be lower (or higher) than those of the initial Class A-L Loans, the CUSIP numbers (if any), date of issuance and price of such Additional Class A-L Loans do not have to be identical to those of the initial Class A-L Loans and the Non-Call Period for such Additional Class A-L Loans may differ.

Section 2.07. Conversion to Class A-T Notes.

(a) Upon written notice from 100% of the Class A-L Lenders to the Loan Agent, the Collateral Trustee, S&P and the Borrower, the Class A-L Lenders may elect a Business Day (such Business Day, the “Conversion Date”) upon which all, but not less than all, of the Aggregate Outstanding Amount of the Class A-L Loans shall be converted into Class A-T Notes subject to and in accordance with the provisions of Section 2.14 of the Indenture and this Agreement; provided that (x) the Conversion Date shall be no earlier than the fifth Business Day following the date such notice is delivered (or such later date as may be reasonably agreed to by the Class A-L Lenders, the Loan Agent and the Collateral Trustee) and may not be between a Record Date and the related Payment Date or Redemption Date, as applicable and (y) the conversion option may only be exercised if the entire Aggregate Outstanding Amount of the Class A-L Loans will be converted into Class A-T Notes.

(b) Upon satisfaction of the conditions specified in Section 2.14(b) of the Indenture and this Agreement, the Loan Agent shall cause the Class A-L Loans to be cancelled, record the conversion in the Loan Register and shall notify the Collateral Trustee, who shall approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of each applicable Person specified in such instructions a beneficial interest in the applicable Class A-T Note equal to the principal amount of the Class A-L Loans converted.

(c) Upon satisfaction of the requirements specified above, the Class A-L Loans will cease to be Outstanding and will be deemed to have been repaid in full for all purposes under the Indenture and this Agreement. On the Conversion Date, the Aggregate Outstanding Amount of the Class A-T Notes will be increased by the current outstanding principal amount of the Class A-L Loans so converted. Interest accrued on the Class A-L Loans since the prior Payment Date (or the Closing Date or Additional Incurrence Date, as applicable, if no Payment Date has occurred since such date) will, as of the Conversion Date, be deemed to have been Outstanding on the corresponding Class A-T Notes since such prior Payment Date (or the Closing Date or Additional Incurrence Date, as applicable, if no Payment Date has occurred since such date) and will thereafter accrue at the Interest Rate applicable to the Class A-T Notes. For the avoidance of doubt, (x) not less than all of the Aggregate Outstanding Amount of the Class A-L Loans may be converted into Class A-T Notes and, once exercised, the conversion option may not be exercised again and (y) neither Class A-T Notes nor any other Securities may be converted into Class A-L Loans.

Section 2.08. No Gross Up. The Borrower shall not be obligated to pay any additional amounts to the Class A-L Lenders or beneficial owners of the Class A-L Loans as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges imposed on payments in respect of the Class A-L Loans.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties.

(a) The Borrower represents and warrants to the Class A-L Lenders, the Loan Agent, the Collateral Manager and the Collateral Trustee that:

(i) The Borrower is a limited liability company, duly formed and validly existing and in good standing under the law of the State of Delaware.

(ii) [Reserved].

(iii) It has the power to execute and deliver this Agreement and the Indenture and to perform its obligations under this Agreement and the Indenture and has taken all necessary action to authorize such execution, delivery and performance.

(iv) Assuming (A) that all representations and warranties of the Class A-L Lenders in this Agreement are true and correct and assuming compliance by each such Class A-L Lender with applicable transfer restriction provisions and other provisions herein and in the Indenture and (B) that all representations and warranties of all of the holders of the Notes in the Indenture (whether deemed or delivered in any representation letter required under the Indenture) are true and correct and assuming compliance by each holder of Notes with applicable transfer restriction provisions and other provisions in the Indenture, (x) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, (y) all governmental and other consents that are required to have been obtained by it with respect to the execution, delivery and performance of this Agreement and the Indenture have been obtained and are in full force and effect and all conditions of any such consents have been complied with, and (z) it is not required to register as an investment company under the Investment Company Act of 1940, as amended.

(v) Its obligations under this Agreement and the Indenture constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) The Loan Agent hereby represents and warrants that:

(i) the Loan Agent is duly organized and validly existing under the laws of its jurisdiction of formation, with power and authority to execute, deliver and perform its obligations hereunder and under the Indenture, and is duly eligible and qualified to act as Loan Agent hereunder and under the Indenture;

(ii) each of this Agreement and the Indenture has been duly authorized, executed and delivered by the Loan Agent, and constitutes the valid and binding obligation of the Loan Agent, enforceable against it in accordance with its terms except (A) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought; and

(iii) neither the execution or delivery by the Loan Agent of this Agreement or the Indenture, nor performance by the Loan Agent of its obligations hereunder and thereunder requires the consent or approval of, the giving notice to or the registration or filing with, any Governmental Authority or agency under any existing law governing the Loan Agent which has not been obtained.

Section 3.02. Several Representations and Covenants of Each Class A-L Lender. Each Class A-L Lender severally represents and warrants (as to itself only) to the Borrower, the Loan Agent, the Collateral Manager and the Collateral Trustee, as of the date hereof, as of the date each transferee becomes a Class A-L Lender in accordance with Section 7.03 hereof and as of the date of each Class A-L Loan, and covenants as follows:

(a) It has the power to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(b) Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(c) Its execution and delivery of this Agreement and its performance of its obligations hereunder do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, except in each case for any violation or conflict as would not have a material and adverse effect on its performance of its obligations hereunder.

(d) Such Class A-L Lender is capable of evaluating the merits and risks of an investment in the Debt. Such Class A-L Lender is able to bear the economic risks of an investment in the Debt, including the loss of all or a substantial part of its investment under certain circumstances. Such Class A-L Lender has had access to such information concerning Transaction Parties and the Debt as it deems necessary or appropriate to make an informed investment decision, including an opportunity to ask questions and receive information from the Transaction Parties or any of their respective Affiliates, and it has received all information that it has requested concerning its purchase of the Debt. Such Class A-L Lender has, to the extent it deems necessary, consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers (its “Advisors”) with respect to its purchase of the Debt.

(e) Such Class A-L Lender agrees that in connection with its purchase of the Debt that (A) none of the Transaction Parties or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such Class A-L Lender; (B) such Class A-L Lender is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Transaction Parties or any of their respective Affiliates other than any statements in the Offering Circular (if any), and such beneficial owner has read and understands the Offering Circular; (C) such Class A-L Lender has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Agreement or the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Transaction Parties or any of their respective Affiliates.

(f) Either:

(i) (x) such Class A-L Lender understands that the Debt is offered to and purchased by it in an offshore transaction not involving any public offering in the United States, in reliance on the exemption from registration provided by Regulation S, and that the Debt will not be registered or qualified under the Securities Act or any state securities laws, (y) such Class A-L Lender is not a U.S. Person or U.S. resident for purposes of the Investment Company Act and (z) such Class A-L Lender is a Qualified Purchaser; or

(ii) (x) such Class A-L Lender understands that the Debt is offered to and purchased by it in a transaction not involving any public offering in the United States, in reliance on the exemption from registration provided by Rule 144A, and that the Debt will not be registered or qualified under the Securities Act or any state securities laws and (y) such Class A-L Lender is both a Qualified Institutional Buyer and a Qualified Purchaser, but is:

(A) not a dealer of the type described in paragraph (a)(1)(ii) of Rule 144A unless it, as applicable, owns and invests on a discretionary basis not less than $25,000,000 in securities of non-affiliated issuers of the dealer; and

(B) not a participant-directed employee plan (such as a 401(k) plan), or any other type of plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, unless investment decisions with respect to such plan are made solely by the fiduciary, trustee or sponsor of such plan and not by beneficiaries of the plan.

(g) Such Class A-L Lender is acquiring the Debt solely as principal for its own account for investment and not for sale in connection with any distribution thereof. Such Class A-L Lender and each such account was not formed solely for the purpose of investing in the Debt and is not a (i) partnership, (ii) common trust fund or (iii) special trust, pension fund or retirement plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made. Such Class A-L Lender agrees that it will not hold such Debt for the benefit of any other person and will be the sole beneficial owner thereof for all purposes and that, except pursuant to a written agreement with the Borrower requiring compliance with the provisions of the Indenture and this Agreement applicable to the transfer of an interest in such Debt, it will not sell participation interests in the Debt or enter into any other arrangement pursuant to which any other person will be entitled to a beneficial interest in the distributions on the Debt and further that the Debt purchased directly or indirectly by it constitute an investment of no more than 40% of such Class A-L Lender’s assets. Such Class A-L Lender understands that neither the Borrower, nor the pool of Assets has been registered under the Investment Company Act, and that the Borrower is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.

(h) Such Class A-L Lender is not purchasing the Debt with a view to the resale, distribution or other disposition thereof in violation of the Securities Act. Such Class A-L Lender will not, at any time, offer to buy or offer to sell the Debt by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

(i) Such Class A-L Lender understands that any transfer of any interest in the Debt may be made only pursuant to an exemption from registration or qualification under the Securities Act and any applicable state or foreign securities laws and in compliance with the transfer restrictions set forth in the Indenture. In addition:

(i) Rule 144A Global Notes may not at any time be held by or on behalf of persons that are not both Qualified Institutional Buyers and Qualified Purchasers. Before any interest in a Rule 144A Global Note may be resold, pledged or otherwise transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, the transferor will be required to provide the Notes Registrar with a certificate in the form of Exhibit B-1 attached to the Indenture stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes including that the transferee is not a U.S. person (as defined in Regulation S), is a Qualified Purchaser and is acquiring such interest in an offshore transaction pursuant to and in accordance with Regulation S.

(ii) Regulation S Global Notes may not at any time be held by or on behalf of U.S. Persons that are also Qualified Purchasers. Before any interest in a Regulation S Global Note may be resold, pledged or otherwise transferred to a person who takes delivery in the form of an interest in a Rule 144A Global Note, the transferor will be required to provide the Notes Registrar with a certificate in the form of Exhibit B-2 attached to the Indenture stating, among other things, that the transferor reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is both a Qualified Institutional Buyer and a Qualified Purchaser, obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

(iii) Before any interest in Notes may be resold, pledged or otherwise transferred to a Person that will hold an interest in a Certificated Secured Note, the transferee will be required to provide the Collateral Trustee with a certificate in the form of Exhibit B-3 attached to the Indenture.

(j) Such Class A-L Lender is not a member of an “expanded group” (as defined in Treasury regulations section 1.385-1(c)(4)) with respect to which a beneficial owner of Preferred Shares is a “covered member” (as defined in Treasury regulations section 1.385-1(c)(2)), except to the extent that the Borrower or its agents have provided such beneficial owner with an express waiver of this representation.

(k) With respect to the Class A-L Loans, (a) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Debt (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (b) if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Debt (or any interest therein) will not constitute or result in a violation of any such Other Plan Law. If such Person is, or is acting on behalf of, a Benefit Plan Investor, (x) none of the Borrower, the Placement Agent, the Collateral Trustee, the Loan Agent, the Collateral Manager or any of their respective affiliates has provided any investment recommendation or investment advice on which it, or any Plan Fiduciary, has relied as a primary basis in connection with its decision to invest in the Debt, and they are not otherwise undertaking to act as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or the Plan Fiduciary in connection with the Benefit Plan Investor’s acquisition of the Debt and (y) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Debt.

Such Class A-L Lender understands that the representations made in this Section 3.02 will be deemed to be made on each day from the date that such Class A-L Lender acquires an interest in the Debt until the date it has disposed of its interests in such Debt. In the event that any representation in this Section 3.02 becomes untrue, such Class A-L Lender will immediately notify the Loan Agent (or, after the Conversion Date, the Collateral Trustee).

(l) Such Class A-L Lender will provide notice to each Person to whom it proposes to transfer any interest in the Class A-L Loans of the transfer restrictions and representations set forth in this Section 3.02, Section 2.6 of the Indenture and Section 2.13 of the Indenture, including the Exhibits referenced therein.

(m) Such Class A-L Lender agrees to treat the Class A-L Loans as indebtedness for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law. Either (x) its principal place of business is not located within any Federal Reserve District or (y) it has satisfied and will satisfy any applicable registration or other requirements of the FRB, including, without limitation, Regulation U, in connection with its acquisition of the Securities.

(n) Such Class A-L Lender will timely furnish the Borrower, the Collateral Trustee or their respective agents with any tax forms or certifications (including, without limitation, an IRS Form W-9 or an applicable IRS Form W-8 (together with all applicable attachments), or any successors to such IRS forms, that the Borrower, the Collateral Trustee or their respective agents reasonably request in order to (A) make payments to the beneficial owner without, or at a reduced rate of, withholding, (B) qualify for a reduced rate of withholding in any jurisdiction from or through which they receive payments, and (C) satisfy reporting and other obligations under the Code, Treasury regulations, or any other applicable law or regulation, and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. Such beneficial owner acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the beneficial owner, or to the Borrower. Amounts withheld by the Borrower or its agents that are, in their sole judgment, required to be withheld pursuant to applicable tax laws will be treated as having been paid to such beneficial owner by the Borrower. Amounts withheld pursuant to applicable tax laws will be treated as having been paid to it by the Borrower.

(o) Such Class A-L Lender will represent or deemed to represent that, if it is not a United States person for U.S. federal income tax purposes, it: (A) is (1) not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code); (2) not a “10 percent shareholder” with respect to the holder or any beneficial owners of the Preferred Shares within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code; and (3) not a “controlled foreign corporation” that is related to the holder or any beneficial owners of the Preferred Shares within the meaning of section 881(c)(3)(C) of the Code; (B) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Borrower are effectively connected with its conduct of a trade or business in the United States and includible in its gross income; or (C) is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of payments on the Debt. Such Class A-L Lender will be required or deemed to agree to provide the Borrower and the Collateral Trustee with certifications necessary to establish that it is not subject to withholding tax under FATCA.

(p) Such Class A-L Lender will provide the Borrower or its agents with any correct, complete and accurate information or documentation that may be required for the Borrower to comply with FATCA and the CRS and to prevent the imposition of U.S. federal withholding tax under FATCA on payments to or for the benefit of the Borrower. In the event such Holder fails to provide such information or documentation, or to the extent that its ownership of Debt would otherwise cause the Borrower to be subject to any tax under FATCA, (A) the Borrower (and any agent acting on its behalf) is authorized to withhold amounts otherwise distributable to the investor as compensation for any amounts withheld from payments to or for the benefit of the Borrower as a result of such failure or such ownership, and (B) to the extent necessary to avoid an adverse effect on the Borrower as a result of such failure or such ownership, the Borrower will have the right to compel the investor to sell its Debt and, if such person does not sell its Debt within 10 Business Days after notice from the Borrower or its agents, the Borrower will have the right to sell such Debt at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account, in addition to other related costs and charges, any taxes incurred by the Borrower in connection with such sale) to such person as payment in full for such Debt. The Borrower may also assign each such Debt a separate securities identifier in the Borrower’s sole discretion. Each Holder agrees that the Borrower, the Collateral Trustee and/or their agents or representatives may (1) provide any information and documentation concerning its investment in its Debt to the U.S. Internal Revenue Service and any other relevant tax authority and (2) take such other steps as they deem necessary or helpful to ensure that the Borrower complies with FATCA and the CRS.

(q) Such Class A-L Lender understands that such Debt is being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Debt has not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Debt, such Debt may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legend on such Debt (as applicable). Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Debt. Such beneficial owner understands that neither the Borrower nor the pool of Assets has been registered under the 1940 Act, and that they are exempt from registration as such by virtue of Section 3(c)(7) of the 1940 Act.

(r) Such Class A-L Lender agrees (i) to provide a properly completed and executed applicable IRS Form W-8 (or applicable successor form) with appropriate attachments or IRS Form W-9 (or applicable successor form) on or prior to the date it becomes a Class A-L Lender, and (ii) to update any form or information previously provided promptly upon any form or information becomes incorrect, obsolete or expired.

(s) Such Class A-L Lender understands and agrees that such Class A-L Loans is from time to time and at any time limited recourse obligations of the Borrower, payable solely from proceeds of the Assets available at such time in accordance with the Priority of Payments, and following realization of the Assets and application of the proceeds thereof in accordance with the Indenture, all obligations of and any claims against the Borrower thereunder or in connection therewith after such realization will be extinguished and will not thereafter revive.

(t) Such Class A-L Lender agrees not to seek to commence in respect of the Borrower, or cause the Borrower to commence, a bankruptcy or winding up proceeding before a year and a day has elapsed since the payment in full to the holders of the Securities issued pursuant to this Agreement and the Indenture, or, if longer, the applicable preference period (plus one day) then in effect.

(u) Such Class A-L Lender agrees that (a)(i) the express terms of the Indenture govern the rights of the holders to direct the commencement of a Proceeding against any Person, (ii) the Indenture contains limitations on the rights of the holders to direct the commencement of any such Proceeding, and (iii) each holder shall comply with such express terms if it seeks to direct the commencement of any such Proceeding; (b) there are no implied rights under the Indenture to direct the commencement of any such Proceeding; and (c) notwithstanding any provision of the Indenture, the Debt, the Preferred Shares, the Collateral Management Agreement, the Collateral Administration Agreement, this Agreement or any other agreement, the Borrower shall be under no duty or obligation of any kind to the holders of the Debt, or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Collateral Trustee, the Loan Agent, the Collateral Manager, the Collateral Administrator or the Calculation Agent.

(v) Such Class A-L Lender agrees to be subject to the Bankruptcy Subordination Agreement.

(w) Such Class A-L Lender agrees that (i) any sale, pledge or other transfer of the Debt (or any interest therein) made in violation of the transfer restrictions set forth herein or made based upon any false or inaccurate representation made by such Class A-L Lender or a transferee to the Borrower will be null and void ab initio and of no force or effect and (ii) none of the Transaction Parties or any of their respective Affiliates has any obligation to recognize any sale, pledge or other transfer of the Debt (or any interest therein) made in violation of any such transfer restriction or made based upon any such false or inaccurate representation.

(x) It will comply with the provisions of the Indenture applicable to it as a Holder.

(y) To the extent required by the Borrower, as determined by the Borrower or the Collateral Manager on behalf of the Borrower, the Borrower may, upon written notice to the Collateral Trustee, impose additional transfer restrictions on the Debt to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), or the Code and other similar laws or regulations, including, without limitation, requiring each transferee of Debt to make representations to the Borrower in connection with such compliance.

(y) Such Class A-L Lender understands and acknowledges that the Collateral Management Agreement contains certain limitations on the potential liability of the Collateral Manager.

ARTICLE IV

CONDITIONS

Section 4.01. Closing Date. The obligations of the Class A-L Lenders to enter into the this Agreement shall not become effective until the time on the Closing Date that (x) the Indenture and this Agreement are executed and delivered and (y) the Class A-L Loans have been assigned a rating of “AAA(sf)” by S&P.

ARTICLE V

THE LOAN AGENT

Section 5.01. Appointment. Each of the Class A-L Lenders hereby irrevocably appoints the Loan Agent as its agent and authorizes the Loan Agent to take such actions on its behalf and to exercise such powers as are delegated to the Loan Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

Section 5.02. Certain Duties and Responsibilities.

(a) Each of the Loan Agent and the Collateral Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Loan Agent or the Collateral Trustee, and the Collateral Trustee and the Loan Agent shall satisfy those duties expressly set forth herein so long as it acts in good faith and without gross negligence or willful misconduct.

(b) Each of the rights, protections, benefits, immunities and indemnities afforded to the Collateral Trustee under the Indenture, shall also apply to the Loan Agent and the Collateral Trustee under this Agreement, mutatis mutandis.

(c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Loan Agent and the Collateral Trustee shall be subject to the provisions of this Section 5.02.

Section 5.03. Compensation.

(a) The Borrower agrees, subject to Section 5.03(b):

(i) except as otherwise expressly provided herein, to reimburse the Loan Agent in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Loan Agent in accordance with any provision of this Agreement or the Indenture (including the reasonable compensation and expenses and disbursements of its agents and legal counsel, except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith); and

(ii) to indemnify the Loan Agent and the Collateral Trustee and their respective officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of any of the Loan Agent’s or Collateral Trustee’s, as applicable, obligations or duties under this Agreement or the Indenture, including the out-of-pocket costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or the enforcement of the Borrower’s obligations hereunder.

(b) Any amounts payable to the Loan Agent pursuant to this Agreement shall constitute Administrative Expenses of the Borrower, payable on each Payment Date only to the extent that funds are available for such purpose in accordance with the Priority of Payments, and any such amounts not paid on or prior to any Payment Date shall remain outstanding and shall be payable on the next Payment Date on which funds are available for such purpose pursuant to the Priority of Payments.

(c) Notwithstanding any other provision of this Agreement, the Loan Agent shall not, prior to the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Securities, institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or similar laws of any jurisdiction. Nothing in this Section 5.03(c) shall preclude, or be deemed to estop, the Loan Agent (A) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (1) any case or proceeding voluntarily filed or commenced by the Borrower or (2) any involuntary insolvency proceeding filed or commenced by a Person other than the Loan Agent or its Affiliates, or (B) from commencing against the Borrower or any of its properties any legal action which is not a bankruptcy, winding up, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceeding.

(d) The provisions of this Section 5.03 shall survive the termination of this Agreement and the removal or resignation of the Loan Agent or the Collateral Trustee (to the extent of any fees or indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to, such termination, resignation or removal).

Section 5.04. Resignation and Removal; Appointment of a Successor.

(a) No resignation or removal of the Loan Agent and no appointment of a successor Loan Agent pursuant to this Section 5.04 shall become effective until the acceptance of appointment by the successor Loan Agent pursuant to Section 5.05.

(b) The Loan Agent may resign at any time by giving not less than 60 days’ written notice thereof to the Borrower, the Collateral Manager, the Collateral Trustee, the Class A-L Lenders, and S&P.

(c) The Loan Agent may be removed with 30 days’ notice at any time by Act of a Majority of the Class A-L Loans, delivered to the Loan Agent, the Collateral Trustee, the Collateral Manager, and the Borrower. In addition, if at any time the Loan Agent shall breach its obligations hereunder or under the Indenture, or shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Loan Agent or of its property shall be appointed or any public officer shall take charge or control of the Loan Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation then, in any such case (subject to Section 5.04(a)), (i) the Borrower may, by written direction, remove the Loan Agent, or (ii) any Class A-L Lender may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Loan Agent and the appointment of a successor Loan Agent.

(d) If the Loan Agent shall resign or be removed in accordance with the terms hereof, or if a vacancy shall occur in the office of the Loan Agent for any reason, the Borrower, by written direction, shall promptly appoint a successor Loan Agent by written instrument executed by an Authorized Officer of each of the Borrower and the successor Loan Agent; provided, that such successor Loan Agent shall be appointed only upon the written consent of a Majority of the Class A-L Loans. If the Borrower shall fail to appoint a successor Loan Agent within 30 days after such notice of resignation, removal or the occurrence of such vacancy, a successor Loan Agent may be appointed by a Majority of the Class A-L Loans delivered to the Borrower and the retiring Loan Agent. The successor Loan Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Loan Agent and supersede any successor Loan Agent proposed by the Borrower. If no successor Loan Agent shall have been so appointed by the Borrower or such Class A-L Lenders and shall have accepted appointment in the manner hereinafter provided, the retiring Loan Agent or any Class A-L Lender may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Loan Agent.

(e) The Borrower shall give prompt notice of each resignation and each removal of the Loan Agent and each appointment of a successor Loan Agent to the Collateral Trustee, the Collateral Manager, S&P and each Class A-L Lender, as their names and addresses appear in the Loan Register in the manner set forth herein or in the Indenture. Each notice shall include the name and address of the successor Loan Agent. If the Borrower fails to mail any such notice within 10 days after acceptance of appointment by the successor Loan Agent, the successor Loan Agent shall cause such notice to be given at the expense of the Borrower.

(f) The Collateral Trustee shall be removed and replaced as a party to this Agreement automatically upon the removal and replacement of the Collateral Trustee pursuant to the Indenture.

Section 5.05. Acceptance of Appointment by Successor. Every successor Loan Agent appointed hereunder shall execute, acknowledge and deliver to the Borrower and the retiring Loan Agent an instrument accepting such appointment. Upon delivery of the required instrument, the resignation or removal of the retiring Loan Agent shall become effective and such successor Loan Agent, without any other act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of the retiring Loan Agent; provided that upon request of the Borrower or a Majority of the Class A-L Loans or the successor Loan Agent, such retiring Loan Agent shall, upon payment of its fees and expenses then unpaid, execute and deliver an instrument transferring to such successor Loan Agent all the rights, powers, duties and obligations of the retiring Loan Agent.

Section 5.06. Loan Agent Criteria. The Loan Agent, and any entity appointed as a successor Loan Agent, shall be an Eligible Account Bank. If at any time the Loan Agent shall cease to be an Eligible Account Bank, it shall resign immediately in the manner and with the effect hereinafter specified in this Article V.

ARTICLE VI

CLASS A-L LOAN EVENT OF DEFAULT

Section 6.01. Class A-L Loan Event of Default.

(a) If an Event of Default under Section 5.1 of the Indenture shall have occurred and be continuing (such occurrence, a “Class A-L Loan Event of Default”), the Borrower shall immediately, upon notice or knowledge thereof, notify the Collateral Trustee, the Loan Agent and each Class A-L Lender thereof in writing.

(b) Upon the occurrence of a Class A-L Loan Event of Default and the acceleration of the Borrower’s obligations under the Indenture pursuant to the terms of Section 5.2 of the Indenture, the unpaid principal amount of the Class A-L Loans, together with the interest accrued thereon and all other amounts payable by the Borrower hereunder in respect of the Class A-L Loans, shall automatically become immediately due and payable by the Borrower hereunder, subject to and in accordance with the applicable provisions of the Indenture, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; provided that upon the rescission or annulment of the related Event of Default and acceleration under the Indenture in accordance with the terms thereof, any such acceleration shall automatically be rescinded and annulled for all purposes hereunder; provided, however, that no such action shall affect any subsequent Default or Class A-L Loan Event of Default or impair any right consequent thereon. For the avoidance of doubt, the obligations under this Agreement in respect of the Class A-L Loans shall not be accelerated prior to maturity unless the Borrower’s obligations under the Indenture have been concurrently accelerated.

Section 6.02. Rights Under Indenture; Remedies Cumulative.

(a) Each Class A-L Lender shall have the right to exercise any and all rights of the Class A-L Lenders set forth in the Indenture, including but not limited to enforcement of rights following an Event of Default under the Indenture and exercise of such rights shall not preclude any Class A-L Lender from exercising any of its rights hereunder.

(b) No remedy conferred in this Agreement or in the Indenture upon any Class A-L Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

(c) No course of dealing between the Borrower and any Class A-L Lender and no delay or failure in exercising any rights hereunder or under the Indenture in respect thereof shall operate as a waiver of any of the rights of any Class A-L Lender.

(d) Each Class A-L Lender hereby acknowledges and agrees that any Money collected by the Collateral Trustee with respect to the Debt pursuant to Article V of the Indenture and any Money that may then be held or thereafter received by the Collateral Trustee with respect to the Debt hereunder and under the Indenture shall be applied, subject to Section 13.2 of the Indenture and in accordance with the Priority of Payments, at the date or dates fixed by the Collateral Trustee pursuant to the Indenture.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices. All notices and other communications provided for herein (including each consent, notice, direction or request) shall be sufficient for every purpose hereunder if given in accordance with the applicable provisions of Sections 14.3 and 14.4 of the Indenture to the applicable parties at the following addresses:

(a) if to the Borrower, the Collateral Manager or the Collateral Trustee, at its address or fax number set forth in the Indenture;

(b) if to the Loan Agent, at its address or fax number set forth on Schedule I or at such other address as shall be designated by the Loan Agent in a notice to the Borrower, each Class A-L Lender, the Collateral Manager and the Collateral Trustee;

(c) if to any Class A-L Lender, at its address or fax number set forth on Schedule I (in the case of any initial Class A-L Lender) or in the Assignment and Acceptance delivered by it; or at such other address as shall be designated by a Class A-L Lender in a notice to the Borrower, the Collateral Manager, the Loan Agent and the Collateral Trustee; and

(d) if to S&P, in the manner specified in the Indenture.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. In all instances where a notice is delivered to the Loan Agent pursuant to the Indenture, the Loan Agent shall promptly deliver such notice to the Class A-L1 Lenders.

Section 7.02. Waivers; Amendments.

(a) Each waiver of any provision of this Agreement and consent to any departure by the Borrower therefrom shall be effective only in the specific instance and for the purpose for which given. The making of a Class A-L Loan shall not be construed as a waiver of any Event of Default, regardless of whether the Collateral Trustee, the Loan Agent, the Collateral Manager, any Class A-L Lender or any Holder may have had notice or knowledge of such Event of Default at the time.

(b) This Agreement may only be waived, amended or modified in writing by the Borrower and the Loan Agent, subject to and in accordance with Article VIII of the Indenture. For the avoidance of doubt, no consent of the Lenders shall be required in connection with a Conforming Amendment other than to the extent required pursuant to Article VIII of the Indenture. Each Class A-L Lender hereby directs and authorizes the Collateral Trustee and the Loan Agent to enter into any such Conforming Amendment.

(c) A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(d) The Borrower shall provide notice to S&P of any waiver, amendment or modification of this Agreement.

Section 7.03. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and transferees. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and transferees) any benefit or any legal or equitable right, remedy or claim under or by reason of this Agreement. Any purported transfer not in compliance with this Section 7.03 shall be null and void.

(b) The Borrower may not assign or delegate any of its rights or obligations under this Agreement without the prior consent of each Class A-L Lender, the Loan Agent and the Collateral Trustee; provided that each Class A-L Lender, the Loan Agent and the Collateral Trustee each hereby acknowledge that, pursuant to the terms of the Collateral Management Agreement, the Borrower has granted the Collateral Manager the right to take certain actions hereunder on its behalf.

(c) Each Class A-L Lender may transfer to one or more transferees all or a portion of its Class A-L Loans and the related rights and obligations under this Agreement if (A) with respect to any transfer by a Class A-L Lender of less than all of its Class A-L Loans, after giving effect to such transfer, each of the transferor and the transferee shall hold Class A-L Loans in minimum denominations of $250,000 and integral multiples of $1.00 in excess thereof, (B) all conditions precedent to the transfer of the relevant Class A-L Loan specified herein and in the Indenture have been satisfied, (C) the parties to such transfer have executed and delivered to the Loan Agent (with a copy to the Collateral Trustee) a duly completed Assignment and Acceptance and the Borrower shall have consented to such transfer (such consent not to be unreasonably withheld) and (D) the Class A-L Lender effecting the transfer has paid a sum sufficient to Borrower (as determined in the Borrower’s reasonable discretion) as may be necessary to cover any tax or other governmental charge payable by Borrower in connection with such transfer. Upon acceptance and recording pursuant to Section 7.03(d), from and after the effective date specified in each Assignment and Acceptance, (x) the transferee thereunder shall be a party hereto, (y) the Loan Register shall be updated to reflect such transfer and the Collateral Trustee shall be notified of such update and (z) to the extent of the interest transferred by such Assignment and Acceptance, the transferee shall have the rights and obligations of a Class A-L Lender under this Agreement, and the transferring Class A-L Lender thereunder shall, to the extent of the interest transferred by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the transferring Class A-L Lender’s rights and obligations under this Agreement and in respect of Class A-L Loans, such Class A-L Lender shall cease to be a party hereto). The Borrower shall provide, or cause to be provided, notice of any such transfer to S&P. Nothing in this Agreement shall prevent or prohibit any Class A-L Lender from pledging its Class A-L Loans to a Federal Reserve Bank in support of borrowings made by such Class A-L Lender from such Federal Reserve Bank.

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by a transferring Class A-L Lender and a transferee, the Loan Agent shall accept such Assignment and Acceptance and record the Class A-L Lender identification and amount transferred in the Loan Register. No transfer shall be effective for purposes of this Agreement unless it has been recorded in the Loan Register as provided in this paragraph.

Section 7.04. Survival. All covenants, agreements, representations and warranties made by the Borrower, the Collateral Trustee, the Loan Agent and each Class A-L Lender herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the Indenture shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Class A-L Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Trustee, the Loan Agent or any Class A-L Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Class A-L Loan or any amount payable under this Agreement or the Indenture in respect of any Class A-L Loan is outstanding and unpaid.

Section 7.05. Counterparts; Integration; Effectiveness. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. Any signature (including, without limitation, any facsimile or electronic transmission, including .pdf file, .jpeg file or electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the Loan Agent (including any symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record)) hereto or to any other certificate, agreement or document related to the transactions contemplated by this Agreement, and any contract formation or record-keeping, in each case, through electronic means, including, without limitation, through e-mail or portable document format, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, supplement, restatement, extension or renewal of this Agreement. Each party hereto represents and warrants to the other parties hereto that (i) it has the corporate or other applicable entity capacity and authority to execute this Agreement (and any other documents to be delivered in connection therewith) through electronic means, (ii) any electronic signatures of such party appearing on this Agreement (or such other documents) shall be treated in the same way as handwritten signatures for the purposes of validity, enforceability and admissibility of this Agreement (or any such other document) and (iii) the execution of this Agreement (or any such other document) by such party through such electronic means is not restricted by, and does not contravene, such party’s constitutive documents or applicable law. Any document electronically signed in a manner consistent with the foregoing provisions shall be valid so long as it is delivered by an Authorized Officer of the executing Person or by any person reasonably understood to be acting on behalf of such Person. This Agreement shall become effective on the Closing Date upon satisfaction of the conditions set forth in Section 4.01 and the Indenture.

Section 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability in such matter without affecting the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.07. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial Right.

(a) THIS AGREEMENT AND ALL DISPUTES ARISING THEREFROM OR RELATING THERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED IN ALL RESPECT (WHETHER IN CONTRACT OR IN TORT) BY THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CLASS A-L LOANS OR THIS AGREEMENT, (II) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FEDERAL OR NEW YORK STATE COURT AND (III) WAIVES, TO THE FULLEST EXTENT THAT IT MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO IT AT THE OFFICE OF THE BORROWER’S NOTICE AGENT SET FORTH IN SECTION 7.2 OF THE INDENTURE. THE BORROWER, THE COLLATERAL TRUSTEE AND THE LOAN AGENT AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) Each party (other than the Borrower) to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) THE COLLATERAL TRUSTEE, THE LOAN AGENT, THE CLASS A-L LENDERS AND THE BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE CLASS A-L LOANS OR ANY OTHER RELATED DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL TRUSTEE, LOAN AGENT OR THE BORROWER. EACH OF THE BORROWER, THE COLLATERAL TRUSTEE, THE LOAN AGENT AND THE CLASS A-L LENDERS ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT OR ACCEPTING ANY OF THE BENEFITS OF THE CLASS A-L LOANS.

Section 7.08. Benefits of Indenture. Each of the Class A-L Lenders hereby acknowledges and approves the pledge and assignment by the Borrower of all of its right, title and interest in, to and under this Agreement to the Collateral Trustee for the benefit and security of the Secured Parties pursuant to the Indenture.

Section 7.09. Headings. Article and Section headings (including those used in cross-references herein) and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 7.10. Recourse against Certain Parties. No recourse under or with respect to any obligation, covenant or agreement of any Class A-L Lender or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, stockholder, affiliate, officer, member, manager, partner, employee or director of such Class A-L Lender, as such, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Class A-L Lender contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Class A-L Lender, and that no personal liability whatsoever shall attach to or be incurred by the any incorporator, stockholder, affiliate, officer, member, manager, partner, employee or director of such Class A-L Lender, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Class A-L Lender contained in this Agreement or in any other such instrument, document or agreement, or which are implied therefrom, and that any and all personal liability of every such incorporator, stockholder, Affiliate, officer, employee, member, manager, partner or director of such Class A-L Lender for breaches by such Class A-L Lender of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 7.10 shall survive the termination of this Agreement.

Section 7.11. Limited-Recourse Obligations. The Class A-L Loans and all obligations of the Borrower under this Agreement are at all times limited-recourse obligations of the Borrower. The Class A-L Loans are payable solely from the Assets and other assets pledged by the Borrower to secure the Debt. Upon realization of the Assets and such other assets and the application of the proceeds thereof in accordance with the Indenture, any outstanding obligations of the Borrower hereunder shall be extinguished and shall not thereafter revive. None of the Collateral Trustee, the Collateral Manager, the Loan Agent, any of their respective affiliates, security holders (including shareholders), members, partners, officers, directors or employees, or the security holders (including shareholders), members, partners, officers, directors, employees or incorporators of the Borrower or any other person or entity will be obligated to make payments on the Class A-L Loans. Consequently, the Class A-L Lenders must rely solely on amounts received in respect of the Assets and other assets pledged to secure the Debt for the payment of principal thereof and interest thereon. This section shall survive the termination of this Agreement.

Section 7.12. Non-Petition. Notwithstanding any other provision of this Agreement, none of the Collateral Trustee, the Loan Agent or the Class A-L Lenders may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Securities, institute against, or join any other Person in instituting against the Borrower or any Borrower subsidiary, any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws. Notwithstanding anything to the contrary in Article V of the Indenture, in the event that any Proceeding described in the immediately preceding sentence is commenced against the Borrower or any Borrower subsidiary, the Borrower or such Borrower subsidiary, as applicable, subject to the availability of funds as described in the immediately following sentence, will promptly object to the institution of any such proceeding against it and to take all necessary or advisable steps to cause the dismissal of any such Proceeding (including, without limiting the generality of the foregoing, to timely file an answer and any other appropriate pleading objecting to (i) the institution of any Proceeding to have the Borrower or such Borrower subsidiary, as the case may be, adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition or in respect of the Borrower or any Borrower subsidiary, as the case may be, under applicable bankruptcy law or any other applicable law). The reasonable fees, costs, charges and expenses incurred by the Borrower or any Borrower subsidiary (including reasonable attorney’s fees and expenses) in connection with taking any such action will be paid as Administrative Expenses. Any person who acquires a Class A-L Loan shall be deemed to have accepted and agreed to the foregoing restrictions. Nothing in this Section 7.12 shall preclude, or be deemed to stop, the Loan Agent or any Class A-L Lender (i) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Loan Agent or a Class A-L Lender or any Affiliate of either, or (ii) from commencing against the Borrower or any of their properties any legal action which is not a bankruptcy, winding up, reorganization, arrangement, insolvency, moratorium or liquidation proceeding, subject to Section 7.11. The restrictions described in the first paragraph of this Section 7.12 are a material inducement for each Class A-L Lender to acquire such Class A-L Loan and for the Borrower and the Collateral Manager to enter into the Indenture, this Agreement and the other applicable transaction documents and are an essential term of this Agreement. Any Class A-L Lender, any Borrower subsidiary or the Borrower may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy law or similar laws. This Section shall survive the termination of this Agreement.

Section 7.13. Appointment of Collateral Trustee. The Class A-L Lenders hereby appoint the Collateral Trustee to act exclusively as the agent for purposes of perfection of a security interest in the Assets to act as specified in the Indenture and the other Transaction Documents to which the Collateral Trustee is a party. The duties and obligations of the Collateral Trustee under this Section 7.13 shall be as set forth in the Indenture. The Collateral Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture and this Agreement.

Section 7.14. Acknowledgment of Indenture Provisions. The Class A-L Lenders hereby acknowledge and agree to the provisions of the Indenture expressly applicable to the Class A-L Lenders.

Section 7.15. USA Patriot Act Notice. The Class A-L Lenders hereby notify the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Class A-L Lenders to identify the Borrower in accordance with the USA Patriot Act.

Section 7.16. Confidential Information. Section 14.15 of the Indenture shall also apply to this Agreement, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

OWL ROCK CLO VIII, LLC, as Borrower

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: President

Signature Page to Class A-L Loan Agreement

STATE STREET BANK AND TRUST COMPANY, as Collateral Trustee

By:	/s/ Scott Berry
Name: Scott Berry
Title: Vice President

STATE STREET BANK AND TRUST COMPANY, as Loan Agent

By:	/s/ Scott Berry
Name: Scott Berry
Title: Vice President

Signature Page to Class A-L Loan Agreement

AZB FUNDING 11 LIMITED, as Class A-L Lender

By:	/s/ Ryo Hoshi
Name: Ryo Hoshi
Title: Authorized Signatory

Signature Page to Class A-L Loan Agreement

SCHEDULE I

CLASS A-L LENDER INFORMATION

Name of Class A-L Lender	Funded Amount	Addresses for Notices
AZB Funding 11 Limited	$30,000,000

AZB Funding 11 Limited

Primary Operational Contact:

Taylor Potts

190 S. LaSalle Street, 8th Floor

Chicago, IL 60603

Phone: (312) 332-7830

Email: taylor.potts@usbank.com

Chicago.Aozora.Team@usbank.com

Corporate Banking Service Division

Phone: 81-3-6752-1147

Email: afadmin@aozorabank.co.jp

Credit Contact:

Aozora Bank, Ltd

6-1-1, Kojimachi, Chiyoda-ku

Tokyo, Japan 102-8660

Phone: 81-3-6752-1147

Fax: 81-3-3556-3634

Email: afadmin@aozorbank.co.jp

icad@aozorabank.co.jp

Sch. I

LOAN AGENT INFORMATION

Loan Agent:

STATE STREET BANK AND TRUST COMPANY.

State Street Bank and Trust Company

1776 Heritage Drive

Mail Code: JAB0527

North Quincy, Massachusetts 02171

Attention: Owl Rock CLO VIII, LLC

Account for Funding of Class A-L Loans:

Bank Name: State Street Bank
ABA: 011-000-028
Acct Name: OWL ROCK CLO VIII, LLC OR9U
DDA: 11978707

Sch. I

EXHIBIT A

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Class A-L Loan Agreement dated as of October 21, 2022 (as amended, modified, restated and supplemented from time to time, the “Class A-L Loan Agreement”) among Owl Rock CLO VIII, LLC, a Delaware limited liability company (the “Borrower”), the Class A-L Lenders party thereto (the “Lenders”) and State Street Bank and Trust Company, as loan agent (the “Loan Agent”), relating to the Class A-L Loan made thereunder and secured under the Indenture and Security Agreement dated as of October 21, 2022 (as amended, modified, restated and supplemented from time to time, the “Indenture”), entered into by the Borrower and State Street Bank and Trust Company, as collateral trustee (together with any successor under the Indenture, the “Collateral Trustee”). Terms used but not defined herein have the respective meanings given to such terms in (or incorporated by reference in) the Class A-L Loan Agreement.

The Assignor named on the signature pages hereof (the “Assignor”) hereby sells and assigns to the Assignee named on the signature pages hereof (the “Assignee”), and the Assignee hereby purchases and assumes from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Class A-L Loan Agreement, including, without limitation, the interests set forth below in the Class A-L Loan held by (and outstanding principal amount of the Class A-L Loan held by) the Assignor on the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Class A-L Loan Agreement and the Indenture. From and after the Assignment Date (A) the Assignee shall be a party to and be bound by the provisions of the Class A-L Loan Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (B) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Class A-L Loan Agreement. The Assignor hereby represents and warrants to the Assignee that, as of the Assignment Date, the Assignor owns the Assigned Interest free and clear of any lien or other encumbrance. The Assignee hereby makes to the Assignor, the Borrower, the Collateral Manager, and the Collateral Trustee all of the representations and warranties, and agrees to comply with the applicable covenants of the Class A-L Lenders, set forth in Section 3.02 of the Class A-L Loan Agreement.

Each of the parties hereby covenants and agrees that so long as the Assignee is a registered Lender:

(1) it waives any right to set-off and to appropriate and apply any and all deposits and any other indebtedness at any time held or owing thereby to or for the credit or the account of the Assignee against and on account of the obligations and liabilities of the Assignee to such party under this Agreement; and

(2) notwithstanding anything to the contrary herein, no provision of this Agreement adversely affecting the rights or duties of the Assignee may be amended or waived without the written consent of the Assignee.

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A-1

THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Fax No.:

Details of electronic messaging system:

Payment Instructions:

Federal Taxpayer ID No. of Assignee:

Effective Date of Assignment (“Assignment Date”):

	Amount Assigned	Amount Retained
Outstanding Principal

Amount of Class A-L Loan:	U.S.$[___________]	U.S.$ [___________]

The terms set forth above are hereby agreed to:

[Name of Assignor], as Assignor

By:
Name:
Title:

[Name of Assignee], as Assignee

By:
Name:
Title:

A-2

EXHIBIT B

FORM OF CLASS A-L LOAN NOTE

Principal Amount: $[_____________]

Issuance Date: October 21, 2022

Stated Maturity: November 20, 2034

FOR VALUE RECEIVED, the undersigned, OWL ROCK CLO VIII, LLC (the “Borrower”), hereby promises to pay to [____________________] or its registered assigns (the “Class A-L Lender”), in lawful money of the United States of America and in immediately available funds, the principal amount of [__________________________________] DOLLARS. The principal amount shall be paid in the amounts and on the dates specified in the Class A-L Loan Agreement. Terms used but not defined herein have the respective meanings given to such terms in (or incorporated by reference in) the Class A-L Loan Agreement.

The Borrower further promises to pay interest in like money on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at such interest rates and at such times as provided in the Class A-L Loan Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Class A-L Loan Agreement.

This Note is one of the Class A-L Loan Notes referred to in the Class A-L Loan Agreement dated as of October 21, 2022 (as amended, modified, restated and supplemented from time to time, the “Class A-L Loan Agreement”) among the Borrower, the Class A-L Lenders party thereto (including the Class A-L Lender) and State Street Bank and Trust Company, as Loan Agent, and is entitled to the benefits thereof, of the Indenture and Security Agreement dated as of October 21, 2022 (as amended, modified, restated and supplemented from time to time, the “Indenture”), entered into by the Borrower and State Street Bank and Trust Company, as Collateral Trustee, and of the other Transaction Documents. This Class A-L Loan Note is secured as provided in the Indenture and the Transaction Documents. Reference is hereby made to the Indenture and the Transaction Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the holder of this Class A-L Loan Note in respect thereof.

This Class A-L Loan Note may be prepaid in whole or in part subject to the terms and conditions provided in the Class A-L Loan Agreement and, upon the occurrence and continuation of a Class A-L Loan Event of Default specified in the Class A-L Loan Agreement, all amounts then remaining unpaid on this Class A-L Loan Note shall become immediately due and payable as provided in the Class A-L Loan Agreement. The Class A-L Lender may attach schedules to this Class A-L Loan Note and endorse thereon the date, amount and type of its Class A-L Loans and payments with respect thereto.

The Borrower, for itself and its respective successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Class A-L Loan Note, except for any applicable notices expressly provided for in the Class A-L Loan Agreement. In the event of any conflict between the provisions of this Note and those of the Class A-L Loan Agreement, the provisions of the Class A-L Loan Agreement shall prevail.

B-1

The Class A-L Lender agrees that, for U.S. federal, state and local income and franchise tax purposes, it will treat the Class A-L Loan as debt of the Borrower’s sole owner for U.S. federal tax purposes, and to report all income (or loss) in accordance with such treatment and not take any action inconsistent with such treatment unless otherwise required by an applicable taxing authority.

The failure to provide the Borrower, the Collateral Trustee and any paying agent with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a person that is a United States Tax Person or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a United States Tax Person) may result in withholding from payments in respect of this Class A-L Loan Note, including U.S. federal withholding or back-up withholding.

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B-2

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

OWL ROCK CLO VIII, LLC, as Borrower

By:
Name:
Title:

B-3